VENTURE
                                  BANKING GROUP


February  12,  1998



Alta  Vista  Technology,  Inc.  dba  Magicbit
1671  Dell  Avenue,  Suite  209
Campbell,  CA.  95008


Attn:  Jack  Marshall
       President

Re:  Revolving  Line  of  Credit

Dear  Jack:

We are pleased to commit to you the following credit facility ("Credit Facility") subject to the terms and to the prior satisfaction of the conditions set forth below. This commitment letter agreement is not meant to be, nor shall it be construed as, an attempt to define all of the terms and conditions involved in this financing. Rather, it is intended only to outline certain of the basic points of our understanding around which the final terms and documentation are to be structured. Further negotiations adding to or modifying the general scope of these major terms shall not be precluded by the issuance of this commitment letter agreement and its acceptance by you.

I.     PARTIES

Lender:              CUPERTINO  NATIONAL  BANK  &  TRUST  ("Lender")

Borrower:            Alta  Vista  Technology  ("Borrower")

II.     THE CREDIT FACILITY

Amount:              Up  to  $200,000

Loan  Cap:           Borrowings under the line will be limited to $100,000 until fulfillment of the milestone covenants and payment of the additional loan fee.




                      A DIVISION OF CUPERTINO NATIONAL BANK
 Three Palo Alto Sqare. Suite 150. Palo Alto, CA 94306.  415.813.3819.  Fax 415.
                       843. 6969.  Website: www.venlen.com

Alta  Vista  Technology,  Inc.
Commitment  Letter
February  12,  1998
Page  2

Purpose:              To supplement short term working capital needs.

Maturity:             The loan under the Credit Facility shall have a maturity date of one year from the date of documents.

Interest Rate:        Interest shall accrue at the rate of 2.0% over Lender's
                      Prime Rate.  Interest shall be calculated on the basis of a
                      360 day year, actual days lapsed.  Upon fulfillment of the milestone covenants and payment of the additional fee, the interest shall accrue at the rate of 1.0% over Lenders Prime
                      Rate.

Loan Fee:             $1,000

Additional Loan Fee:  An additional $500 loan fee will be paid upon fulfillment of
                      The milestone covenants to remove the loan cap.

Repayment:            Advances under the Credit Facility shall be repaid on or
                      Before maturity with interest payable monthly.

Loan Documentation:   The terms and conditions of the Credit Facility shall be set
                      Forth in the loan agreement and, and the indebtedness shall be evidenced by a promissory note.

III.SUPPORT

Security:             The Borrower shall grant a first priority security interest in all of its corporate assets, including but not limited to, accounts receivable inventory with proceeds thereof, equipment and all other tangible and intangible assets.

IV.REPRESENTATINOS,  WARRANTIES,  COVENANTS  AND  CONDITIONS

Specifically  included,  without  limitation,  will  be  the  following:

Advances against the borrowing base shall not exceed 70% of eligible accounts receivable, not to exceed $100,000. Upon fulfillment of the milestone covenants and payments of the additional

AltaVista  Technology,  Inc.
Commitment  Letter
February  12,  1998
Page  3

loan fee, the Loan Cap will be removed and advances against the borrowing base shall not exceed 70% of eligible accounts receivable, not to exceed $200,000.

Loan advances are subject to a "satisfactory" initial A/R examination. Bank to perform A/R exams at Borrower's expense on an annual basis, or at any time the Bank deems appropriate.

Bank  shall  remain  the  primary  bank  depository.

Borrower shall provide CPA-audited financial statements to the Bank annually within 120 days of each fiscal year-end.

Borrower shall provide monthly financial statements in form and substance satisfactory to the Bank within 30 days of each Fiscal month-end.

Borrower shall provide the Bank with monthly A/R and A/P agings within 15 days of monthend, with supporting Borrowing Base Certificates.

The following financial covenants shall be tested monthly unless otherwise noted.

Financial  Covenants
--------------------
Minimum  Quick  Ratio  (Cash  plus  Accounts  Receivable)  of  1.20.
Minimum  Tangible  Net  Worth  (TNW)  of  $75,000.
Maximum Debt to TNW (Total Liabilities to Tangible Net Worth) of 2.50. Borrower shall maintain quarterly profitable operations under the following schedule:

     Net Profit after tax for the quarter ended March 31, 1998 of greater than $20,000.
     Net Profit after  tax for the quarter ended June 30, 1998 of greater than $30,000.
     Net Profit after tax for the quarter ended September 30, 1998 of greater than $50,000.
     Net Profit after tax for the quarter ended December 31, 1998 of greater than $75,000.

Upon achievement of the following milestone covenants, Borrower may elect to remove the Loan Cap after payment of the additional fee.

Milestone  Covenants
--------------------
Minimum  Quick  Ratio  (Cash  plus  Accounts  Receivable)  of  1.50.
Minimum  Tangible  Net  Worth  (TNW)  of  $600,000.
Maximum  Debt  to  TNW  (Total  Liabilities  to  Tangible  Net  Worth)  of 1.50.

AltaVista  Technology,  Inc.
Commitment  Letter
February  12,  1998
Page  4


Minimum  Quarterly  Net  Profit  After  Tax  of  greater  than  zero.

Note: Tangible Net Worth is calculated excluding existing Shareholder and Employee Notes Receivable as intangible.

Borrower shall maintain adequate hazard insurance with the Bank named as "Loss Payee".

Borrower shall not make further shareholder loans or employee advances without prior written Bank Approval.

Borrower shall notify the Bank immediately if it becomes involved in any litigation.

Borrower shall not declare or pay any cash dividend on the capital stock of Borrower, or purchase or acquire in any way for consideration, any shares of such capital stock.

Borrower shall not acquire through stock purchases, or otherwise, the assets or business of any other person or entity, and not liquidate or dissolve, merge or consolidate with any other person or entity by purchase, sale or otherwise.

Borrower  shall  not  change  the  present  character  of  the  business.

Conditions:  The  obligations  of  the  Lender  to  advance  under  the  Credit
             Facility shall be subject to the prior and continuing satisfaction of certain conditions including:

     i) Receipt by the Lender from the Borrower of reasonable certificates, authorizations and closing documentation's evidencing the satisfaction or the ability to satisfy the requirements of the Credit Facility.

    ii)     Execution  and  recordation  of  the  security  documents.

   iii) No material adverse changes in the financial conditions or results of Operations of the Borrower.

This commitment letter agreement is provided to you solely for the purpose described herein and may not be disclosed to or relied upon by any other part without the Lender's prior written consent.

AltaVista  Technology,  Inc.
Commitment  Letter
February  12,  1998
Page  5


Upon default by you under any of the conditions of this agreement, or any other documents executed by you in connection with this credit accommodation, the credit shall, at the option of the Bank, immediately terminate and all sums of interest and principal remaining unpaid on loans made and notes issued shall become immediately due and payable without notice.

No failure or delay on the part of the Bank to exercise any power or right under this agreement or declare a default hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any other right.

This agreement, and all other documents executed in connection with the credit, shall be governed and construed under the laws of the State of California.

Borrower shall reimburse Bank for all costs, expenses and reasonable attorney's fees incurred by Bank in enforcing this agreement or in collecting any sum which becomes due Bank on any loan made or note issued hereunder.

AltaVista  Technology,  Inc.
Commitment  Letter
February  12,1998
Page  6


If the foregoing terms and conditions are satisfactory to you, please indicate your acceptance of this commitment by signing and returning the enclosed copy of this letter. In reliance upon such acceptance we shall thereafter commence documentation of the Credit Facility on the understanding that our expense, including fees of our counsel, incurred after the date of your acceptance will be immediately reimbursed by you whether or not this Credit Facility is consummated.

Your agreement to borrow and our agreement to lend are subject to your and our acceptance and execution of the Note. The commitment set forth in this letter will expire unless your acceptance has been received by us prior to 5:00 p.m. on February 20, 1998 commitment set forth in this letter will expire even after your acceptance, if the loan documents and instructions have not been executed and delivered prior to 5:00 P.M. on March 13, 1998.

We appreciate the opportunity to make this proposal to you and hope it lays the foundation for a long and mutually satisfactory relationship.

Very  truly  yours,


CUPERTINO  NATIONAL  BANK  &  TRUST

s.  Guy  A.  Syty
-----------------
Guy  A.  Syty
Commercial  Lender
Venture  Banking  Group

The undersigned has read the foregoing letter, understands its terms and conditions, and agree that Borrower, Alta Vista Technology, Inc. shall be bound in accordance thereby.



s.  Jack  Marshall
------------------

Jack  Marshall
Alta  Vista  Technology,  Inc.
Date  February  20,1998

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